UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 6, 2014, GT Advanced Technologies, Inc. (“GTAT”), together with certain of its direct and indirect subsidiaries, commenced voluntary cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Hampshire.  GTAT’s bankruptcy filing causes an automatic stay in any arbitration proceedings in which GTAT is involved, including the arbitration proceeding with Ranor, Inc., a subsidiary of TechPrecision Corporation (the “Company”) previously described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed with the Securities and Exchange Commission on July 15, 2014 and August 18, 2014, respectively (the “Ranor Arbitration”).  The automatic stay results in the American Arbitration Association suspending administration of the Ranor Arbitration and the Company’s claim in the Ranor Arbitration (the “Ranor Claim”) is now considered an unsecured creditor claim within GTAT’s overall bankruptcy proceedings.

While any payments to the Company as a result of the Ranor Claim were not certain prior to the GTAT bankruptcy, as a result of the GTAT bankruptcy, the timing of any determination in the Ranor Arbitration is uncertain and there is a significant risk that even if the Ranor Arbitration is settled or decided in favor of the Company, GTAT will not have the ability to make any award payments to the Company.  In light of such uncertainty, the Company is continuing to explore various financing alternatives to enhance the Company’s financial position and ensure the Company’s continued liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2014	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer